Exhibit 99.1

Sonic Automotive, Inc. Diluted EPS Up 21%

Continuing Operations Net Income Improves 20%

CHARLOTTE, N.C. – July 23, 2012 – Sonic Automotive, Inc. (NYSE: SAH), one of the nation’s largest automotive retailers, today reported 2012 second quarter earnings from continuing operations of $27.5 million for an 20% increase over the prior year results. Earnings from continuing operations per diluted share increased 21% to $0.46 compared to $0.38 in the prior year quarter.

Q2 2012 Highlights – Record Quarterly Used Unit Volume; Continued to Improve Same Store Revenue Through Investments in the Base Business; Improvements Realized Across All Revenue Streams

•	Total Q2 revenues up 12.3% over prior year quarter

•	New vehicle retail revenue up 21.3%

•	Used vehicle revenue up 4.0%

•	Parts and Service revenue up 3.2%

•	SG&A to gross profit % up slightly to 77.8% from 77.5% in the prior year quarter

Second quarter 2012 results include 1) the unfavorable effect of approximately $0.03 per fully diluted share related to a loss recorded on the repurchase of $20.2 million principal amount of Sonic’s 5% Convertible Senior Notes and 2) the favorable effect of approximately $0.06 per fully diluted share related to the settlement of certain tax matters.

B. Scott Smith, the Company’s President, noted, “We continue to make progress improving all aspects of our business. During the second quarter, we have taken actions to improve our capital structure through the issuance of low-cost, long-term debt and the associated outstanding tender offer for our remaining 5% Convertible Senior Notes. We have also settled an outstanding tax matter on terms favorable and acceptable to us. All the while, we have continued to lay the foundation to become one of America’s best places to work and shop. Our dedication to customers we serve and our associates led to the results achieved this quarter.”

Following up on B. Scott Smith’s comments, Jeff Dyke, the Company’s EVP of Operations noted, “We are extremely pleased with our double-digit revenue growth driven partially by record used vehicle unit volume. New and used vehicle unit volume growth fueled our fixed operations and F&I business lines which were able to collectively increase gross profit by $13.2 million. We are continuing to see the benefits of our technology and training investments. We believe the consistent execution of our processes coupled with our dedication to highly qualified associates will allow us to drive profitability and provide an exceptional customer experience.”

Subsequent to the end of the second quarter, Sonic’s Board of Directors authorized an additional $100 million to be used in the Company’s share repurchase program. When combined with previously unused authorized amounts, Sonic has approximately $130 million of total authorization from its Board of Directors to repurchase shares of the Company’s Class A Common Stock.

Second Quarter Earnings Conference Call

Senior management will host a conference call today at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet go to: www.sonicautomotive.com, then click on “Our Company”, then “Investor Relations”, then “Earnings Conference Calls”.

Presentation materials for the conference call can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “Investor Relations” tab under “Our Company” and choosing “Webcasts & Presentations”.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1.877.791.3416

International: 1.706.643.0958

Conference ID: 94848488

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: 1.855.859.2056

International: 1.404.537.3406

Conference ID: 94848488

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, N.C., is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated growth in new vehicle sales, and future success and impacts from the implementation of our strategic initiatives. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic recovery or decline, and the risk factors described in the Company’s annual report on Form 10-K for the year ending December 31, 2011 and quarterly report on Form 10-Q for the period ended March 31, 2012. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Second Quarter Ended June 30,
	2012	2011
Revenues
New retail vehicles	$1,176,781	$969,828
Fleet vehicles	44,516	55,449
Total new vehicles	1,221,297	1,025,277
Used vehicles	550,040	529,107
Wholesale vehicles	43,984	41,136
Total vehicles	1,815,321	1,595,520
Parts, service and collision repair	304,570	295,094
Finance, insurance and other	65,338	55,369
Total revenues	2,185,229	1,945,983
Total gross profit	320,772	305,934
Selling, general and administrative expenses	(249,525)	(237,092)
Impairment charges	(33)	(41)
Depreciation and amortization	(11,390)	(9,699)
Operating income (loss)	59,824	59,102
Interest expense, floor plan	(5,053)	(4,914)
Interest expense, other, net	(12,712)	(15,339)
Interest expense, non-cash, convertible debt	(1,413)	(1,715)
Interest income (expense/amortization), non-cash, cash flow swaps	83	(464)
Other income (expense), net	(2,550)	15
Income (loss) from continuing operations before taxes	38,179	36,685
Provision for income taxes - benefit (expense)	(10,646)	(13,691)
Income (loss) from continuing operations	27,533	22,994
Income (loss) from discontinued operations	646	(1,643)
Net income (loss)	$28,179	$21,351

Diluted:
Weighted average common shares outstanding	63,506	65,936

Earnings (loss) per share from continuing operations	$0.46	$0.38
Earnings (loss) per share from discontinued operations	0.01	(0.03)
Earnings (loss) per share	$0.47	$0.35

Gross Margin Data (Continuing Operations):

New retail vehicles	6.0%	6.8%
Fleet vehicles	2.8%	3.3%
Total new vehicles	5.8%	6.6%
Used vehicles	6.7%	7.4%
Wholesale vehicles	(3.3%)	(4.5%)
Parts, service and collision repair	48.9%	49.3%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	14.7%	15.7%

SG&A Expenses (Continuing Operations):

Compensation	$148,569	$137,888
Advertising	13,684	13,425
Rent and rent related	28,516	32,664
Other	58,756	53,115
Total	$249,525	$237,092

SG&A Expenses as % of Gross Profit	77.8%	77.5%

Operating Margin %	2.7%	3.0%

Unit Data (Continuing Operations):

New retail units	34,396	28,125
Fleet units	1,630	2,151
Total new units	36,026	30,276
Used units	27,528	26,799
Wholesale units	7,939	6,310

Other Data:

Continuing Operations revenue percentage changes:
New retail vehicles	21.3%
Fleet vehicles	(19.7%)
Total new vehicles	19.1%
Used vehicles	4.0%
Parts, service and collision repair	3.2%
Finance, insurance and other	18.0%
Total revenues	12.3%

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(Dollars in thousands, except per share data)

	Six Months Ended June 30,
	2012	2011
Revenues
New retail vehicles	$2,195,317	$1,878,682
Fleet vehicles	90,433	119,088
Total new vehicles	2,285,750	1,997,770
Used vehicles	1,067,092	1,003,662
Wholesale vehicles	89,325	76,182
Total vehicles	3,442,167	3,077,614
Parts, service and collision repair	606,318	582,195
Finance, insurance and other	124,587	104,471
Total revenues	4,173,072	3,764,280
Total gross profit	632,641	593,173
Selling, general and administrative expenses	(497,005)	(466,109)
Impairment charges	(34)	(58)
Depreciation and amortization	(22,461)	(19,595)
Operating income (loss)	113,141	107,411
Interest expense, floor plan	(9,527)	(10,280)
Interest expense, other, net	(27,791)	(30,698)
Interest expense, non-cash, convertible debt	(3,043)	(3,409)
Interest income (expense/amortization), non-cash, cash flow swaps	105	(286)
Other income (expense), net	(2,530)	88
Income (loss) from continuing operations before taxes	70,355	62,826
Provision for income taxes—benefit (expense)	(23,354)	(24,147)
Income (loss) from continuing operations	47,001	38,679
Income (loss) from discontinued operations	1,676	(2,364)
Net income (loss)	$48,677	$36,315

Diluted:
Weighted average common shares outstanding	63,963	65,943

Earnings (loss) per share from continuing operations	$0.79	$0.65
Earnings (loss) per share from discontinued operations	0.02	(0.04)
Earnings (loss) per share	$0.81	$0.61

Gross Margin Data (Continuing Operations):

New retail vehicles	6.1%	6.6%
Fleet vehicles	3.1%	3.2%
Total new vehicles	6.0%	6.4%
Used vehicles	7.2%	7.6%
Wholesale vehicles	(1.4%)	(3.0%)
Parts, service and collision repair	48.8%	49.3%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	15.2%	15.8%

SG&A Expenses (Continuing Operations):

Compensation	$296,102	$272,689
Advertising	26,727	26,865
Rent and rent related	57,209	62,455
Other	116,967	104,100
Total	$497,005	$466,109

SG&A Expenses as % of Gross Profit	78.6%	78.6%

Operating Margin %	2.7%	2.9%

Unit Data (Continuing Operations):

New retail units	64,081	54,828
Fleet units	3,335	4,639
Total new units	67,416	59,467
Used units	54,075	51,694
Wholesale units	15,465	11,893

Other Data:

Continuing Operations revenue percentage changes:
New retail vehicles	16.9%
Fleet vehicles	(24.1%)
Total new vehicles	14.4%
Used vehicles	6.3%
Parts, service and collision repair	4.1%
Finance, insurance and other	19.3%
Total revenues	10.9%

Sonic Automotive, Inc.

Earnings Per Share Reconciliation (Unaudited)

(Dollars in thousands, except per share data)

	Second Quarter Ended June 30, 2012
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (loss) and shares	52,593	$27,533		$646		$28,179
Effect of participating securities:
Non-vested restricted stock and stock units		(429)		–		(429)

Basic earnings (loss) and shares	52,593	$27,104	$0.52	$646	$0.01	$27,750	$0.53
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	10,535	1,889		–		1,889
Stock compensation plans	378

Diluted earnings (loss) and shares	63,506	$28,993	$0.46	$646	$0.01	$29,639	$0.47

	Second Quarter Ended June 30, 2011
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (loss) and shares	52,461	$22,994		$(1,643)		$21,351
Effect of participating securities:
Non-vested restricted stock and stock units		(302)		–		(302)

Basic earnings (loss) and shares	52,461	$22,692	$0.43	$(1,643)	$(0.03)	$21,049	$0.40
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,890	2,280		14		2,294
Stock compensation plans	585

Diluted earnings (loss) and shares	65,936	$24,972	$0.38	$(1,629)	$(0.03)	$23,343	$0.35

	Six Months Ended June 30, 2012
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (loss) and shares	52,409	$47,001		$1,676		$48,677
Effect of participating securities:
Non-vested restricted stock and stock units		(729)		–		(729)

Basic earnings (loss) and shares	52,409	$46,272	$0.88	$1,676	$0.03	$47,948	$0.91
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	11,106	4,056		5		4,061
Stock compensation plans	448

Diluted earnings (loss) and shares	63,963	$50,328	$0.79	$1,681	$0.02	$52,009	$0.81

	Six Months Ended June 30, 2011
		Income (Loss) From Continuing Operations		Income (Loss) From Discontinued Operations		Net Income (Loss)
	Weighted Average Shares	Amount	Per Share Amount	Amount	Per Share Amount	Amount	Per Share Amount
Earnings (loss) and shares	52,438	$38,679		$(2,364)		$36,315
Effect of participating securities:
Non-vested restricted stock and stock units		(508)		–		(508)

Basic earnings (loss) and shares	52,438	$38,171	$0.73	$(2,364)	$(0.05)	$35,807	$0.68
Effect of dilutive securities:
Contingently convertible debt (5.0% Convertible Notes)	12,890	4,576		28		4,604
Stock compensation plans	615

Diluted earnings (loss) and shares	65,943	$42,747	$0.65	$(2,336)	$(0.04)	$40,411	$0.61